EXHIBIT 99.1

China Organic Agriculture Names Veteran Financial Executive Weihong Xia as New Chief Financial Officer

New CFO Brings Strengths in Mergers and Acquisitions and Corporate Finance

Business Wire

LOS ANGELES & LIAONING, China -- December 01, 2008

      China Organic Agriculture, Inc. (OTCBB: CNOA), an international diversified premium food products company capitalizing on China's burgeoning domestic consumer demand, today announced a major addition to its exceptional team of professionals with the appointment of industry veteran Weihong Xia as Chief Financial Officer.

      In a Chinese company, particularly one traded on a US Exchange, the role of CFO is critical," said Jinsong Li, China Organic Agriculture's Chief Executive Officer. "Mr. Xia's extensive experience over the past 16 years in the areas of international finance, compliance and business strategy will benefit CNOA and its investors immensely."

      Mr. Xia was CFO of Donfang Tiandu Industrial Investment Company, establishing new financial planning methods and business initiatives. Prior to that, he served as the executive director and CFO of Canada Tianzifu International Investment Company for Greater China.

      Previously, Mr. Xia held a number of senior executive positions including auditor of Shenzhen Chengxin Accounting Firm and financial director of Guangdong Huizhou Real Estate Development Company. Mr. Xia holds a masters degree in economics and is a certified public accountant.

      "The growth-oriented business strategies that CNOA's management has developed created a great opportunity for me to apply my particular skills," Mr. Xia said. "I look forward to working with the CNOA management team in an industry that presents so much potential for growth."

      As CFO, Mr. Xia will be responsible for CNOA's financial operations as the Company moves forward on a number of growth initiatives, primarily focusing on strong governance, transparency and corporate results. He will lead the Company's international financial operations as well as assume the position of Secretary on the Board of Directors. Mr. Xia replaces current CFO Xuefeng Guo, who has left the Company to seek other opportunities.

      About China Organic Agriculture

      China Organic Agriculture is a high growth international food products company capitalizing on China's burgeoning domestic demand for premium products due to an expanding class of consumers with the ability to acquire premium food products.

      The Company has developed an extensive distribution network throughout China including Beijing, Shanghai and Nanjing. The Company is positioned to leverage this network to increase market penetration with broad distribution of agricultural, food and related premium products. The Company has experienced significant growth since its inception in 2002 and continues to implement a number of strategic initiatives to further expand revenues and earnings. For more information, please visit: www.chinaorganicagriculture.com.

      FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future acquisitions, estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of China Organic Agriculture's products and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions denote forward-looking statements. Although China Organic Agriculture Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.

Contact:

China Organic Agriculture, Inc.
Steve Wan, 310-441-9777
stevewan@chinaorganicagriculture.com
or
Kate Ou, 646-200-6322
kateou@chinaorganicagriculture.com
or
China America Financial Communications Group
Darren Minton, 212-823-0523
chinaorganic@cafcg.com